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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 30, 2001 relating to the financial statements and financial statement schedule of Harmonic Inc., which appear in Harmonic Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Jose, California
April 18, 2001